Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations
Sheri Woodruff
609-720-4399
swoodruff@tyco.com

TYCO ANNOUNCES NOMINEES TO BOARD OF DIRECTORS
FOR TYCO HEALTHCARE

PEMBROKE, Bermuda — Jan. 5, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced the nominees to the board of directors for Tyco Healthcare as it becomes a separate, independently traded company in 2007.  Nine of the 11 nominees are independent directors whose service becomes effective immediately upon separation.

Tyco Healthcare, one of Tyco International’s four major business segments, is a leading global manufacturer, distributor and servicer of medical devices, with sales of $9.6 billion in fiscal 2006.  Its product portfolio includes disposable medical supplies, monitoring equipment, medical instruments and bulk analgesic pharmaceuticals, sold under well-known brand names such as AutoSuture, Kendall, Mallinckrodt, Nellcor, Puritan Bennett, Syneture, United States Surgical, Valleylab and others.  Tyco Healthcare employs more than 40,000 people worldwide.

Tyco named the following nominees to serve on the Tyco Healthcare board of directors:

Dennis H. Reilley, 53, will serve as non-executive chairman of the board.  Reilley is chairman of Praxair, a position he has held since joining the company in 2000.  Mr. Reilley also served as chief executive officer (CEO) at Praxair from 2000 until his retirement from that position in December 2006.  Praxair produces, sells and distributes industrial gases and high-performance surface coatings, along with related services, materials and systems.  Before joining Praxair, he was the chief operating officer (COO) at DuPont and he held several executive positions at Conoco earlier in his career.  Reilley is also a member of the board of directors of Praxair, H.J. Heinz Company, Marathon Oil Corporation and The Conservation Fund.  He holds a bachelor’s degree from Oklahoma State University and attended the Program for Management Development at Harvard Business School.

Richard J. Meelia, 57, is president and CEO of Tyco Healthcare, positions he has held since 1995 and 2006, respectively.  He joined Kendall Healthcare Products Company as group president in 1991 and became president of Tyco Healthcare in 1995.  Prior to joining Kendall/Tyco Healthcare, he was president of Infusaid, Inc., a division of the Pfizer Hospital Products Group that manufactures and markets implantable infusion pumps and ports.  Before that, he held sales and marketing positions with the Pharmaseal and McGaw divisions of the American Hospital Supply Corporation.  Meelia is also a member of the board of directors of Haemonetics, a manufacturer of blood processing equipment.  He received a bachelor’s degree from Saint Anselm College and a master’s degree in business administration from Boston College.

Craig Arnold, 46, is senior vice president of Eaton Corporation, a diversified global industrial manufacturer, and president of the Eaton Fluid Power Group, which includes aerospace, mobile and industrial hydraulics, automotive fluid connectors and filtration systems.  Prior to joining Eaton in 2000, Arnold worked at General Electric Company, where he served from 1983 to 2000 in a number of senior management positions, including president and CEO of GE Lighting, Europe; president of GE Plastics, Greater China; and president of GE Appliances, Asia Pacific.  He holds a bachelor’s degree from California State University-San Bernardino and a master’s degree in business administration from Pepperdine University.

Robert H. Brust, 63, is executive vice president and immediate past chief financial officer (CFO) of Eastman Kodak Company, a global imaging innovator, providing leading products and services to the photographic, graphic communications and healthcare markets.  Brust will retire from the company in February 2007.  Prior to joining Eastman Kodak Company, he was CFO of Unisys Corporation from 1997 to 1999.  Brust joined Unisys following a 31-year career at General Electric Company, where he last led the finance operations of GE’s plastics business.  He is also a member of the board of directors of Delphi Corporation, Applied Materials, Inc., and WMS Industries.   He received a bachelor’s degree from The Pennsylvania State University.

Jack Connors, Jr., 64, is a founding partner and chairman emeritus of Hill, Holliday, Connors, Cosmopulos, Inc., a leading full-service advertising and marketing services company with primary offices in Boston, New York City and Greenville, South Carolina.  From 1968 to 2003, he served as president and CEO of the agency, which is now part of the advertising and marketing services holding company The Interpublic Group.  Connors is also a member of the board of directors of Hasbro, Inc. and chairman of the board of Partners HealthCare System, Inc., a $6.5 billon integrated healthcare provider system founded by Brigham and Women’s Hospital and Massachusetts General Hospital in Boston.  He also serves as chairman of the board of fellows at Harvard Medical School and chairman of the Dana Farber/Partners CancerCare joint venture.  Connors holds a bachelor’s degree from Boston College.

Christopher J. Coughlin, 54, is executive vice president and CFO of Tyco International, positions he has held since joining the company in 2005 from Interpublic Group, a leading global advertising and marketing services holding company, where he was COO.  Prior to that, he served as CFO of Pharmacia Corporation; vice president and CFO of Nabisco; and president of Nabisco International.  Coughlin is also a member of the board of directors of Dun & Bradstreet.  He received a bachelor’s degree from Boston College.

Timothy M. Donahue, 58, is the immediate past chairman of Sprint Nextel Corporation, a global communications company that offers communication products and solutions, including wireless, long-distance voice and data transport, global internet protocol (IP) and local and multi-product bundles.  Before his election as chairman of Sprint Nextel in 2005, Donahue served as president and CEO of Nextel Communications, Inc.; president of the northeast region for AT&T Wireless; and president of the central region for McCaw Cellular Communications.  He is also a member of the board of directors of NVR, Inc. and Eastman Kodak Company.  Donahue received a bachelor’s degree from John Carroll University.

Kathy J. Herbert, 53, most recently served as executive vice president, human resources, of Albertson’s, Inc., a major U.S. supermarket chain that was sold in mid-2006 to a consortium including SuperValu, CVS, and Cerberus.  Prior to assuming this role in 2001, Herbert has served since 1969 in a variety of positions in retail operations and human resources management at Jewel Osco, a division of American Stores Company, which was acquired by Albertson’s in 1999 in one of the largest retail mergers in history.  Herbert received her master’s degree in business administration from Lake Forest Graduate School of Management.

Randall J. Hogan, III, 51, is chairman and CEO of Pentair, having been CEO since 2001 and chairman since 2002.  A diversified manufacturing company, Pentair is one of the world’s largest providers of products and systems used in the movement, treatment, storage and use of water, and it designs and manufactures enclosures and thermal systems that house and protect sensitive electronic and electrical components.  Prior to joining Pentair in 1998, he held successively higher management positions at United Technologies Corporation, General Electric Company and McKinsey & Company.  A member of the board of directors of Pentair, Hogan holds a bachelor’s degree from the Massachusetts Institute of Technology and a master’s degree in business administration from the University of Texas at Austin.

Dr. Tadataka Yamada, 61, is president of the Global Health Program of the Gates Foundation, which is dedicated to improving people’s lives by sharing advances in health and learning with the global community.  Before assuming his current position in 2006, Yamada served as chairman of research and development of GlaxoSmithKline, Inc. and as chairman of research and development-pharmaceuticals of SmithKline Beecham.  He was Physician-in-Chief at the University of Michigan Medical Center and John G. Searle Professor and chairman of its department of internal medicine.  Yamada received a bachelor’s degree from Stanford University and an M.D. degree from New York University.

Joseph A. Zaccagnino, 60, served as president and CEO of Yale New Haven Health System and Yale-New Haven Hospital from 1991 until his retirement at the end of 2005.  After joining the organization in 1970, he held senior management positions of increasing responsibility and served as executive vice president and COO from 1978 until 1991.  He is a director of NewAlliance Bankshares Inc. and NewAlliance Bank.  Zaccagnino holds a bachelor’s degree from the University of Connecticut and a master’s degree of public health (healthcare management) from Yale University School of Medicine.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

ABOUT TYCO HEALTHCARE

As a major business segment of Tyco International Ltd., Tyco Healthcare manufactures, distributes and services an extensive product line that includes disposable medical supplies, monitoring equipment, innovative wound closure products, advanced surgical devices, medical instruments and bulk analgesic pharmaceuticals.  With industry-leading brand names such as AutoSuture, Kendall, Mallinckrodt, Nellcor, Puritan Bennett, Syneture and Valleylab, Tyco Healthcare products are found in virtually every healthcare setting.  For further information, please visit the website at www.tycohealthcare.com.

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